UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
June 23, 2006

MARWICH II, LTD.
(Exact name of registrant as specified in its charter)

Colorado	000-51354	84-0925128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12773 Forest Hill Boulevard West Palm Beach, Florida	33414
(Address of Principal Executive Offices)	(Zip Code)

(561) 798-2907
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Merger

Marwich II, Ltd., a Colorado corporation ("Marwich") and American Ethanol, Inc., a Nevada corporation ("American") entered into a certain Agreement and Plan of Merger (the "Merger Agreement") on June 23, 2006 by which American agreed to merge with and into the Company, with the Company being the surviving corporation. The Merger Agreement is included as Exhibit 2.1 to this Current Report and is the legal document that governs the merger transaction ("Merger") and the other transactions contemplated by the Merger Agreement. The discussion of the Merger Agreement set forth herein is qualified in its entirety by reference to Exhibit 2.1.

In connection with the Merger, (i) each issued and outstanding share of American common stock and preferred stock ("American Capital Stock") will be converted into the right to receive one (1) share of Marwich Common Stock ("Exchange Ratio"); and (ii) each outstanding warrant to purchase one (1) share of American common stock or preferred stock will be assumed by Marwich and converted into a warrant to purchase one (1) share of Marwich common stock, subject to adjustment as set forth below. In addition, the shares of Marwich held by American will be cancelled.

The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, stock dividend, reorganization, recapitalization, reclassification, combination or other like change with respect to the capital stock of Marwich or American (or any options or warrants with respect to the foregoing) occurring on or after the date of the Merger Agreement and prior to the effective time of the Merger ("Effective Time"). The Exchange Ratio is not adjusted in the event that American issues additional securities, which will result in additional dilution to the Marwich shareholders.

As of the date of this Report, Marwich has 3,785,664 shares of Common Stock issued and outstanding, of which 3,343,200 shares are held by American.

As of the date of this Report, American has the following securities issued and outstanding

●	74,600,000 shares of Common Stock;

●	5,000,000 shares of Series A Preferred Stock (which are convertible into 10,000,000 shares of Common Stock); and

●	Warrants exercisable for 800,000 shares of American Common Stock at $3.00 per share.

As of the date of this Report, American also has commitments to issue up to 200,000 additional shares of American Common Stock ("Equity Commitments").

Assuming no shareholder of either American or Marwich elects dissenters' rights and that the capitalization of either company does not change prior to the Closing of the Merger, the shareholders of American in the aggregate will be issued, approxinately 84.6 million shares of Marwich Common Stock in exchange for all the outstanding shares of American Capital Stock and Marwich will assume warrants exercisable for an additional 800,000 shares of Common Stock. As a result, immediately following the Merger, Marwich will have approximately 85.8 million shares of Common Stock outstanding, and the original shareholders of Marwich will hold approximately 0.5% of the issued and outstanding shares of Marwich Common Stock on a fully diluted basis. If American issues additional securities prior to the Closing of the Merger, it will result in additional dilution to the original Marwich shareholders.

The issuance of the shares of Common Stock to the American shareholders in the Merger (and, upon exercise, the shares of Marwich Common Stock underlying the assumed warrants) are intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and such other available exemptions. As such, the shares of Marwich’s Common Stock, the Warrants, and the shares of Marwich’s Common Stock underlying the Warrants may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the United States Securities and Exchange Commission ("Commission") or with any state securities commission in respect of the Merger. However, as a condition to Closing, Marwich will assume all of American’s obligations under a Registration Rights Agreement to register for public re-sale the shares of Common Stock underlying American’s outstanding Series A Preferred Stock. There can be no assurance that the shares of Marwich Common Stock received by the American shareholders in connection with the Merger will become registered under the Securities Act.

Marwich and American have each agreed to continue to operate their business in the ordinary course prior to the Merger. Under the Merger Agreement, each of American and Marwich have agreed to do certain things, some of which are conditions to the Merger transaction. Each company is obligated to (a) obtain all necessary approvals for various aspects of the transaction, (b) give the other access to the records and personnel to complete due diligence review, and (c) proceed expeditiously to undertake all actions so as to be able to consummate the Merger. Consummation of the Merger is also contingent upon (i) preparation, filing and distribution to the Marwich shareholders of either an Information Statement or a Proxy Statement, and (ii) continued quotation of Marwich’s common stock on the Over-the-Counter Bulletin Board. The representations and warranties of the parties to the Merger Agreement generally do not survive the Closing.

The Merger Agreement may be terminated as follows: (i) by mutual consent, (ii) by either party if the Merger is prohibited by issuance of an order, decree or ruling, or (iii) by either party if the other is in material breach of any representation, warranty, covenant or agreement. In the event of termination, both parties are responsible for their own expenses.

The directors of Marwich have approved the Merger Agreement and the transactions contemplated thereunder. The directors of American have approved the Merger Agreement and the transactions contemplated thereunder. The Merger Agreement and the transactions contemplated thereunder require the approval of both Marwich and American's shareholders before the Merger can be consummated. The parties expect the closing of the transactions under the Merger Agreement to occur on or about by September 30, 2006. However, there can be no assurances that the Merger will be completed by that time, or ever.

Business of Marwich

Marwich is currently a shell company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which Marwich would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

Business of American

American is a developer of large-scale ethanol and biodiesel plants, primarily in the Midwestern United States. American is currently in the process of acquiring and developing its proposed plants and has not conducted any significant business operations or generated any operating revenues to date. Currently, American Ethanol owns two greenfield sites in Nebraska, permitted for 100 million gallons of annual ethanol production per site and has rights to acquire three additional greenfield sites in the permitting process in Nebraska and three greenfield sites in the permitting process in Illinois. Negotiations are underway for additional sites in Illinois. In addition, American Ethanol is negotiating to acquire 50% of a biodiesel plant to be built in India.
The corporate headquarters of American is located at 203 N. LaSalle Street, Suite 2100, Chicago, IL 60601, and its telephone number is (312) 264 -2682.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired. None.

(b) Pro forma financial information. None.

(c) Exhibits.

2.1 Agreement and Plan of Merger by and between American Ethanol, Inc. and Marwich II, Ltd., dated June 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marwich II, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marwich II, Ltd.

Date: June 24, 2006	By:	/s/ William Maender
William Maender
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger by and between Marwich II, Ltd. and American Ethanol, Inc. dated June 23, 2006.